UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2013, the Board of Directors of Albemarle Corporation (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to, among other things: incorporate certain provisions contemplated by the Virginia Stock Corporation Act; appoint certain officers of the Company to preside over meetings of shareholders and establish rules and procedures related thereto, including adjournments; permit the electronic transmission of notices and proxies to or from shareholders; clarify the process by which shareholders may submit proposals or nominations to the Company; and include director qualification requirements.

The Bylaws clarify that the advance notice provisions set forth in the Bylaws are the exclusive means for shareholders of the Company to submit proposals or make nominations of directors at any annual meeting of shareholders other than proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Bylaws, as amended, is qualified in its entirety by the full text of the Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Amended and Restated Bylaws, effective as of July 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: July 10, 2013	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws, effective as of July 10, 2013